Exhibit 99.1

Kopin Corporation Announces Agreement for $15 Million Strategic Investment from Theon International Plc to Accelerate Global Defense Innovation

●	Kopin gains significant access to the European and NATO defense market
●	Accelerates development of critical technologies
●	Further strengthens Kopin’s balance sheet
●	Fixed conversion price of $3.00 per share on $7 million convertible preferred stock issuance

WESTBOROUGH, Mass. – August 11, 2025 - Kopin Corporation (NASDAQ: KOPN) a leading provider of application-specific optical systems and high-performance microdisplays for defense, training, enterprise, industrial, consumer and medical products, announces a $15.0 million strategic investment agreement by Theon International Plc (Euronext Amsterdam: THEON), a globally recognized developer and manufacturer of advanced thermal imaging and night vision systems for global defense and thermal imaging markets.

Upon closing the parties will enter into a licensing and development agreement and funding agreements. Theon will invest $8.0 million into Kopin’s subsidiary in Dalgety Bay, Scotland, supporting co-developed products for Europe, Southeast Asia, and NATO countries, enabling collaborative initiatives across key global regions. In exchange for the $8.0 million Theon will receive a 49% equity interest in Kopin Europe. The parties anticipate performing joint development and production activities at Kopin’s wholly owned subsidiary in Reston, Virginia USA.

In addition, Theon will purchase $7.0 million of preferred shares from Kopin convertible into common stock at a fixed conversion price of $3.00 per share. Kopin will have the ability to force the conversion to common stock, once Kopin’s stock trades at $4.50 or higher for a period of 10 trading days within a 30 consecutive trading day period as defined in the agreements. The preferred shares carry an annual dividend of 4% payable in cash and stock. The $15.0 million investment is subject to standard closing conditions including obtaining necessary regulatory approval and is expected to close in Kopin’s fiscal third quarter.

“We are glad to be partnering up with KOPIN to realize their strategy of supplying complete systems directly to end users using novel micro-displays,” said Christian Hadjininas, THEON’s CEO. “THEON’s extended A.R.M.E.D. product line of Augmented Reality solutions for the dismounted solder will be a vehicle for co-developments between the two companies enabling and expanding resources on KOPIN’s facilities in Reston (VA) that becomes Theon USA ‘s new industrial location. KOPIN’s engineering, components, and market reach will increase THEON’S US market penetration, while THEON’s global footprint in the rest of the world, along with the European jointly owned company KOPIN Europe (Scotland, UK) will ensure KOPIN’s products as well as the new co- developed products by KOPIN and THEON will be globally promoted. A true U.S. and European alliance for the present and future in the digital man portable space.”

Michael Murray, Chairman and CEO of Kopin stated, “Theon’s investment reflects our confidence in the relationship and the value we see in working together. The investment is expected to accelerate revenue growth in new markets, scale existing operations and better leverage our manufacturing infrastructure. Partnering with a world class international organization like Theon – one that believes in our future and shares in our vision – comes at a pivotal time as global defense spending continues to rise and a transformative milestone in Kopin’s evolution.”

This strategic relationship is expected to elevate Kopin’s position as a global player in microdisplays and application specific optical solutions for defense applications, and drive innovation, expand market reach, and reinforce Kopin’s role in delivering mission-critical optical technologies to allied defense forces worldwide.

Advisors

Stifel is acting as exclusive financial advisor and placement agent to Kopin.

About Theon International Plc

THEON GROUP of companies develops and manufactures cutting-edge night vision and thermal Imaging systems for Defense and Security applications with a global footprint. THEON GROUP started its operations in 1997 from Greece and today occupies a leading role in the sector thanks to its international presence through subsidiaries and production facilities in Greece, Cyprus, Germany, the Baltics, the United States, the Gulf States, Switzerland, Denmark, Belgium, Singapore and South Korea. THEON GROUP has more than 200,000 systems in service with Armed and Special Forces in 71 countries around the world, 26 of which are NATO countries. ΤΗΕΟΝ ΙΝΤΕRNATIONAL PLC has been listed on Euronext Amsterdam (AMS: THEON).

About Kopin

Kopin Corporation is a leading developer and provider of innovative display, and application-specific optical solutions sold as critical components and subassemblies for defense, enterprise, professional and consumer products. Kopin’s portfolio includes microdisplays, display modules, eyepiece assemblies, image projection modules, and vehicle mounted and head-mounted display systems that incorporate ultra-small high-resolution Active Matrix Liquid Crystal displays (AMLCD), Ferroelectric Liquid Crystal on Silicon (FLCoS) displays, MicroLED displays (µLED) and Organic Light Emitting Diode (OLED) displays, a variety of optics, and low-power ASICs. For more information, please visit Kopin’s website at www.kopin.com. Kopin is a trademark of Kopin Corporation.

Closing of the transactions are subject to standard closing conditions and regulatory approvals. There can be no guarantee that the transactions will close or close in a timely manner. The descriptions of the transactions referenced in this press release are not complete and are qualified in their entirety by the description of the transactions in our Form 8-K and other forms reporting the transactions to be filed with the Securities and Exchange Commission and any exhibits thereto.

Forward-Looking Statements

Statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created by such sections. Words such as “expects,” “believes,” “can,” “will,” “estimates,” and variations of such words and similar expressions, and the negatives thereof, are intended to identify such forward-looking statements. We caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advise readers that these forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates, and assumptions by us that are difficult to predict. These forward-looking statements may include statements with respect to our expectation that the transaction will close in our fiscal third quarter; that the investment in Kopin Europe will be used to support co-developed projects for Europe, Southeast Asia, and NATO specific countries, enabling collaborative initiatives across key global regions; the belief that KOPIN’s engineering, components, and market reach will increase THEON’S US market penetration; the belief that THEON’s global footprint in the rest of the world, along with the European jointly owned company KOPIN Europe (Scotland, UK) will ensure KOPIN’s products as well as the new co- developed products by KOPIN and THEON will be globally promoted; our expectation that the investment is expected to accelerate our revenue growth in new markets, scale existing operations and better leverage our manufacturing infrastructure; and our expectation that this strategic relationship will elevate our position as a global player in microdisplays and application specific optical solutions for defense applications, and drive innovation, expand market reach, and reinforce Kopin’s role in delivering mission-critical optical technologies to allied defense forces worldwide. Various factors, some of which are beyond our control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements, including without limitation our ability to produce thermal weapons displays in adequate quantities to meet projected demand, the outcome of any litigation and other factors beyond our control. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany the forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as may otherwise be required by the federal securities laws. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in Part I, Item 1A. Risk Factors; Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and other parts of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 28, 2024, or as updated from time to time our Securities and Exchange Commission filings. Follow us on LinkedIn, X and Facebook.

Contact Information

For Investor Relations

Kopin Corporation

Richard Sneider, Treasurer and Chief Financial Officer

Richard_Sneider@kopin.com

508-870-5959

MZ Contact

Brian M. Prenoveau, CFA

MZ Group – MZ North America

KOPN@mzgroup.us

561-489-5315

Lightspeed PR Contact

Grace Halvorsen

Lightspeed PR/M

Kopin@lightspeedpr.com

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